     s o   Allianz SE  Allianz Europe B.V.  Netherlands  Allianz Foundation for North America  California  Allianz Asset Management of America LLC  Delaware  Allianz Mexico, S.A. Compania De Seguros Mexico  Allianz Life Insurance Company of North America Minnesota  PFP Holdings, LLC Delaware  AZOA Services Corporation New York  Allianz Global Risks US Insurance Company Illinois  Allianz Renewable Energy Partners of America LLC Delaware  0.1% Managing Member  99.8%  99.999%  Allianz Technology of America, Inc.  Delaware  Allianz of America, Inc  Delaware  Allianz Finance Corporation  Delaware  .001%  Allianz Finanzbeteiligungs GmbH  Allianz Asset Management of America Holdings Inc.  74.78% 25.22%  Allianz Asset Management GmbH  ** Various Non-US Intermediaries are not shown  Note: Subsidiary relationships are 100% owned except where indicated  Fireman’s Fund Insurance Company Illinois  Page 2  Page 4  Page 3  Allianz Reinsurance America, Inc.  California  66.7%  33.3%  Allianz Technology International B.V.** Netherlands  100% (Non-  Voting Preferred)  100%  (Voting Common)  P & C Insurance Company  Life Insurance Company  0.1%  AGCS International Holding B.V.  Netherlands  Allianz Global Corporate & Specialty SE  Germany  20% (Common)  100% (Non-Voting  Preferred)  80% (Common)  Allianz Renewable Energy Partners of America 2 LLC Delaware  Allianz Reinsurance Management Services, Inc.  Delaware  Allianz Global Investors U.S. Holdings LLC  Delaware  Allianz Capital Partners of America LLC  Delaware  Allianz Global Investors Distributors LLC Delaware  Allianz Global Investors U.S. LLC Delaware  Page 5  Page 6

 Allianz Underwriters Insurance Company Illinois  1739908 Ontario, Inc.  Canada  AIM Underwriting Ltd.  Canada  Allianz Risk Consulting, LLC California  Allianz Aviation Managers, LLC Delaware  Allianz Global Risks US Insurance Company Illinois  Wm. H. McGee & Company. Inc.  New York  AGCS Marine Insurance Company  Illinois  2  As of 12/31/2022  P & C Insurance Company  Note: Subsidiary relationships are 100% owned except where indicated  Fireman’s Fund Insurance Company  Illinois  Allianz Risk Transfer, Inc.  New York  EF Solutions LLC  Delaware  Allianz Risk Transfer (Bermuda) Limited Bermuda  Fireman’s Fund Indemnity Corporation  New Jersey

 3  As of 12/31/2022  Fireman’s Fund Insurance Company Illinois  Fireman’s Fund Financial Services, LLC Delaware  Chicago Insurance Company Illinois  Interstate Fire & Casualty Company Illinois  National Surety Corporation Illinois  The American Insurance Company Ohio (1)  American Automobile Insurance Company Missouri  P & C Insurance Company  Note: Subsidiary relationships are 100% owned except where indicated  (1) The American Insurance Company was sold effective January 1, 2023  Par Holdings LTD  Bermuda  14.28%

 4  As of 12/ 1/2022  Allianz Investment Management LLC (Minnesota)  Yorktown Financial Companies, Inc. (Indiana)  Questar Capital Corporation (Minnesota)  Questar Agency, Inc. (Minnesota)  Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware)  Allianz Fund  Investments, Inc.  (Delaware)  Allianz Life Insurance Company  of New York  (New York)  Allianz Life Insurance Company  of Missouri  (Missouri)  Allianz Life Insurance Company of North America  (Minnesota)  Life Insurance Company  Note: Subsidiary relationships are 100% owned except where indicated  Organization Chart  Allianz Strategic Investments, LLC (Minnesota)  AZL PF  Investments, Inc.  (Minnesota)  Allianz Investment Management  U.S. LLC  (Minnesota)  Allianz Life Financial Services, LLC  (Minnesota)

 Excludes GP entities, funds and other investment vehicles  Note: Subsidiary relationships are 100% owned except where indicated  SEC-Registered Investment Adviser  SEC-Registered Broker-Dealer  Non-U.S. Investment Adviser  Non-U.S. Investment Adviser and Non-U.S. Broker-Dealer  Non-adviser/broker companies  SEC Exempt Reporting Adviser and Non-U.S. Investment Adviser  Allianz SE  [Munich]  Allianz Global Investors U.S. Holdings LLC  [Delaware]  Allianz Global Investors Distributors LLC  [Delaware]  PIMCO Global Advisors   Ireland Limited  [Ireland]  PIMCO  Japan Ltd  [BVI]  PIMCO Global Advisors LLC  [Delaware]  PIMCO  Global Advisors   Resources LLC  [Delaware]  PIMCO  Australia Pty Limited  [Australia]  PIMCO Asia Pte Ltd [Singapore]  PIMCO  Europe Ltd  [UK]  Pacific Investment Management Company LLC  [Delaware]  StocksPLUS Management Inc. [Delaware]  99%  Allianz Asset Management GmbH  [Munich]  PFP Holdings, LLC  [Delaware]  Allianz Global Investors U.S. LLC [Delaware]  Allianz Asset Management of America L.P.  [Delaware]  Allianz Asset Management of America LLC  [Delaware]  Units Not Held by Allianz Entities  Allianz of America, Inc.  [Delaware]  Allianz Asset Management of America Holdings Inc. [Delaware]  PIMCO Global Holdings LLC  [Delaware]  PIMCO  Canada Corp.  [Nova Scotia]  <0.1%  77.9%  8. %  99.8%  Allianz Finanzbeteiligungs GmbH  [Munich]  7.4.78%  PIMCO Asia Limited [Hong Kong]  Allianz Asset  Management U.S. Holding II LLC  [Delaware]  PIMCO Schweiz GmbH [Switzerland]  2..4%  11..4%  PIMCO  Investments LLC  [Delaware]  PIMCO Global Advisors   Luxembourg S.A.  [Luxembourg]  PIMCO Europe GmbH  [Munich]  PIMCO  Latin America  Administradora de Carteiras Ltda. [Brazil]  1% 99%  Allianz Europe B.V.  [Amsterdam]  1%  PGA Global Services LLC  [Delaware]  0.1%  0.1%  PIMCO  Australia  Management  Limited  [Australia]  25.22%  GP and >99.9%  Allianz Capital Partners of America LLC  [Delaware]  PIMCO 7aiwan Limited  [Taiwan (ROC)]  PIMCO Investment Management Shanghai Limited  [Shanghai]  Gurtin Fixed Income Management, LLC  [Delaware]  PIMCO Aurora LLC  [Delaware]  Allianz Real Estate of America LLC  [Delaware]  Allianz Real Estate  GmbH  [Munich]  Allianz Real Estate Asia Pacific Pte.  Ltd.  [Singapore]  Allianz Real Estate Shanghai Co., Ltd. [Shanghai]  Allianz Real Estate Japan GK [Japan]  5  As of 1 022

 Allianz Partners S.A.S.  Paris, France  Euler Hermes Group  Paris, France**  Allianz Holding France S.A.  Paris, France  Allianz Europe B.V.  Amsterdam, Netherlands  Allianz SE  Munich, Germany  Allianz Europe Ltd.  Amsterdam, Netherlands  A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A.  Milan, Italy  Page 7  Note: Subsidiary relationships are 100% owned except where indicated  P & C Insurance Company  ** Various Non-US Intermediaries are not shown  Euler Hermes North America Holding, Inc.  Owings Mills, Maryland, United States  Euler Hermes North America Insurance Company  Owings Mills, Maryland, United States  Euler Hermes Services North America, LLC  Owings Mills, Maryland, United States  Euler Hermes Collections North America Company  Owings Mills, Maryland, United States  Euler Hermes Excess North America Company, LLC  Owings Mills, Maryland, United States  6  As of 12/31/20

 Allianz SE  Munich, Germany  Allianz Partners S.A.S.  Paris, France (Branch Office:Germany)  AWP P&C S.A.  Paris, France  AWP USA Inc.  District of Columbia, USA  Jefferson Insurance Company  New York, USA  AGA Service Company  Virginia, USA  AZGA Service Canada Inc.  Canada  AZGA Insurance Agency Canada, Ltd.  Canada  100%*  * Allianz Partners participations ~ 100%  .  Note: Various Non-US Intermediaries are not shown  Note: Subsidiary relationships are 100% owned except where indicated  *  P & C Insurance Company  Selectcare Worldwide Corporation  Canada  55%  7  As of 12/31/20